Consent of Bell, Boyd & Lloyd LLC

                BELL, BOYD & LLOYD LLC

70 West Madison Street, Suite 3100 • Chicago, Illinois 60602-4207

312.372.1121 • Fax 312.827.8000

July 14, 2006

As counsel for Nuveen Global Value Opportunities Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-134437 and 811-21903) on June 22, 2006.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Bell, Boyd & Lloyd LLC

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